EXHIBIT 99.1


                ILINC ANNOUNCES THIRD QUARTER FISCAL 2008 RESULTS

THIRD QUARTER HIGHLIGHTS
   o Total revenue of $3.4 million, a decrease of eight percent over the same three-month period last year
   o Increased subscription license revenue to $752,000, a 54 percent increase over the same three-month period last year, and to $2.1 million, a 41 percent increase over the same nine-month period last year
   o Maintained combined cash and certificate of deposit balance of $1.5 million
   o Audio conferencing revenue declined more than the seasonal average, but is expected to rebound in the March quarter
   o Changing market conditions and a change in vertical sales focus adds long-term subscription revenue
   o Net loss before tax of $558,000, the result of continued investment in research and development and sales and marketing activities intended to foster revenue growth
   o Continued positive cash flow with Adjusted EBITDA(1) of $1 million through first three quarters of fiscal year

PHOENIX, Arizona (February 7, 2008) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and audio conferencing services, today announced results for the third quarter of fiscal year 2008 ended December 31, 2007.

For the three months ended December 31, 2007, total revenue decreased eight percent to $3.4 million, compared with revenues of $3.7 million for the same three-month period last year. Revenues increased six percent to $11.4 million for the nine months ended December 31, 2007, compared with revenues of $10.7 million for the same nine-month period last year.

Gross profit decreased seven percent to $2.2 million for the three months ended December 31, 2007, compared to $2.3 million for the same three-month period last year. Gross profit increased ten percent to $7.6 million for the nine months ended December 31, 2007, compared to $6.9 million for the same nine-month period last year.

"We are very disappointed that several large software license sales that had been expected to close in December were delayed to the March quarter," said James M. Powers, Jr., President and Chief Executive Officer of iLinc. "Four large contracts did not close in the third quarter as planned. While we make every attempt to close deals within a particular quarter, we continue to weather the lumpy quarterly results that are the hallmark of the traditional software license model. However, as we recently announced, we closed two of the deferred transactions using our SaaS ("Software-as-a-Service") or subscription license model, and we expect to close the remaining contracts during the March quarter," added Dr. Powers.

"We previously announced our focus on four key verticals and that focus is building a sustainable foundation for long-term sales momentum," continued Dr. Powers. "Our market place continues to change with increased adoption of SaaS offerings, and we are expanding our offerings to accommodate that market dynamic. To be clear, while we expect to see growth in the number of SaaS transactions in the coming quarters, we will continue to promote our long standing and industry unique software purchase licensing model where appropriate. We remain committed to servicing our customers, offering enterprise-class Web conferencing solutions under a software purchase license model, whether it is being hosted by iLinc (in our hybrid model) or behind our customer's firewall. We will continue to strategically exploit that competitive advantage," concluded Dr. Powers.

The Company reported negative Adjusted EBITDA of $15,000 for the three-month period ended December 31, 2007, and Adjusted EBITDA of $1.0 million for the nine-month period ended December 31, 2007.

For the three months ended December 31, 2007, we reported a net loss of $579,000, or ($0.02) per basic and diluted share, as compared to a net loss of $35,000, or break-even per basic and diluted share for the same three-month period last year. For the nine months ended December 31, 2007, we reported a net loss of $740,000 or ($0.02) per basic and diluted share as compared to net income of $255,000, or break-even per basic and diluted share for the nine months ended December 31, 2006.

"The obvious upside to the increasing use of the more prevalent SaaS model is that we reap the long-term benefits of a more predictable and recurring revenue stream, yet retain the benefits of up-front payments," said James L. Dunn, Jr., iLinc's Chief Financial Officer. "We believe that offering a varied license model that fits each vertical is a better approach than attempting to force a purchase model for the short-term benefit of quarterly revenue growth," added Mr. Dunn. "That said, the addition, or even substitution in some cases, of a SaaS model will have the natural accounting consequence of shifting more immediate quarterly revenue to longer-term subscription revenue. Our revised annual guidance is a reflection of the recent shift in our revenue model and takes a longer-term view of revenue and bottom line improvements," continued Mr. Dunn.

Addressing overhead and the recent losses incurred, Mr. Dunn continued, "In Fiscal 2008 we invested aggressively in sales and marketing activities that were designed to provide more short-term purchase license transactions. In doing so, expenditures outpaced sales success, a trend that we have taken steps to correct. Given the shift in focus and model of our sales organization, we can also adjust our marketing spend to adapt to new markets and a more focused vertical strategy. By doing so, we plan to reduce overhead where appropriate to be more targeted in our overall sales and marketing approach. We believe that it is important that we return as quickly as possible to a profitable status at the bottom line, to bolster investor and customer confidence. Therefore, we have already in January implemented adjustments to our overhead structure that are designed to reduce overhead while maintaining necessary product development for long-term sales success. We expect to see a more normalized overhead structure and a return to profitability in the March quarter and thereafter. We will provide more information about the December quarter and our expectations for the remainder of the 2008 fiscal year during our quarterly earnings conference call and online meeting later today," concluded Mr. Dunn.

                                    Guidance

The following contains forward-looking guidance regarding iLinc's financial outlook. The following statements are based on current expectations:

o For the fiscal year ending March 31, 2008, iLinc anticipates revenues in the range of $15 million to $15.5 million.
o For the fiscal year ending March 31, 2008, with these projected revenues, we anticipate a range between break-even net income and a net loss of $500,000.

A Webcast of iLinc Communications' third quarter fiscal 2008 conference call will be hosted live at 11:00 a.m. Eastern time on February 7, 2008. Interested parties may participate in the iLinc online meeting and/or listen to the audio portion via the telephone. To join the live online session and to see the presentation, please go to [http://ir.ilinc.com/public/join] and follow the login instructions. To hear the audio portion of the meeting, call 1-800-341-2312 and refer to confirmation number 40040461. A replay of the event will be available online shortly after the call through the Company's Web site at www.iLinc.com.

CONTACT:          JAMES M. POWERS, JR.
                  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  (602) 952-1200

                  JAMES L. DUNN, JR.
                  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                  (602) 952-1200

(1) EXPLANATION OF ADJUSTED EBITDA, A NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles ("GAAP"). We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of net income to adjusted EBITDA is as follows for the three months and nine months ended December 31, 2007 and 2006.

                                     THREE MONTHS ENDED          NINE MONTHS ENDED
                                        DECEMBER 31,                DECEMBER 31,
                                     2007          2006          2007          2006
                                     ----          ----          ----          ----
                                         (IN THOUSANDS)             (IN THOUSANDS)
Net (loss) income ...........      $  (579)      $   (35)      $  (740)      $   255
Non-cash charges and credits:
Interest expense ............          342           394         1,037         1,192
Financing and late fees .....            4             9            19            32
Warrant expense .............           --            --            21            15
Gain on debt extinguishment .           --           160            --           160
Gain on debt settlement .....           --            --            --            (8)
Gain on sale of assets ......          (17)           --           (20)           (3)
Interest income .............           (3)           (9)          (16)          (25)
Stock compensation expense ..           41            33           136           106
Income tax expense ..........           21            --            64            --
Depreciation ................           73            54           209           280
Amortization ................          103           117           300           351
                                   -------       -------       -------       -------
       Adjusted EBITDA ......      $   (15)      $   723       $ 1,010       $ 2,355
                                   =======       =======       =======       =======

ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and audio conferencing solutions for highly secure and cost-effective online meetings, presentations, and training sessions. The Company's technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. iLinc provides an award-winning, enterprise-wide suite of Web, audio and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, iLinc gives organizations the power to choose an on-premise installed, on-demand hosted, or hybrid solution--whichever model delivers the highest ROI for the customer. iLinc is headquartered in Phoenix, Ariz. with offices in Troy, New York and Salt Lake City, Utah.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, iReduce, iLinc Enterprise Unlimited and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

                                            ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                            (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                         THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                             DECEMBER 31,                 DECEMBER 31,
                                                                       -----------------------       -----------------------
                                                                         2007           2006           2007           2006
                                                                       --------       --------       --------       --------
Revenues
   Software licenses ............................................      $    659       $  1,105       $  3,029       $  3,255
   Subscription licenses ........................................           752            488          2,140          1,515
   Audio services ...............................................         1,230          1,343          4,153          3,925
   Maintenance and professional services ........................           724            715          2,071          2,012
                                                                       --------       --------       --------       --------
       Total revenues ...........................................         3,365          3,651         11,393         10,707
                                                                       --------       --------       --------       --------
Cost of revenues
   Software licenses ............................................            58             51            125            132
   Subscription licenses ........................................            84             77            284            227
   Audio services ...............................................           803            807          2,593          2,500
   Maintenance and professional services ........................           201            310            593            710
   Amortization of technology ...................................            53             68            150            202
                                                                       --------       --------       --------       --------
       Total cost of revenues ...................................         1,199          1,313          3,745          3,771
                                                                       --------       --------       --------       --------

Gross profit ....................................................         2,166          2,338          7,648          6,936
                                                                       --------       --------       --------       --------
Operating expenses
   Research and development .....................................           645            307          1,596            905
   Sales and marketing ..........................................         1,049            924          3,671          2,538
   General and administrative ...................................           688            588          1,999          1,884
                                                                       --------       --------       --------       --------
       Total operating expenses .................................         2,382          1,819          7,266          5,327
                                                                       --------       --------       --------       --------

 (Loss) income from operations ..................................          (216)           519            382          1,609

   Interest expense .............................................          (261)          (244)          (794)          (741)
   Amortization of beneficial debt conversion ...................           (81)          (150)          (243)          (451)
                                                                       --------       --------       --------       --------
       Total interest expense ...................................          (342)          (394)        (1,037)        (1,192)
   Loss on extinguishment of debt ...............................            --           (160)            --           (160)
   Interest income (charges) and other ..........................            --             --            (21)           (12)
                                                                       --------       --------       --------       --------
   (Loss) income from continuing operations before income
       taxes ....................................................          (558)           (35)          (676)           245
   Income tax expense ...........................................           (21)            --            (64)            --
                                                                       --------       --------       --------       --------

 (Loss) income from continuing operations .......................          (579)           (35)          (740)           245
 Income from discontinued operations ............................            --             --             --             10
                                                                       --------       --------       --------       --------
 Net (loss) income ..............................................          (579)           (35)          (740)           255
   Series A and B preferred stock dividends .....................           (32)           (38)          (101)          (117)
                                                                       --------       --------       --------       --------
 (Loss) income available to common shareholders .................      $   (611)      $    (73)      $   (841)      $    138
                                                                       ========       ========       ========       ========
 (Loss) income per common share, basic and diluted
   From continuing operations ...................................      $  (0.02)      $     --       $  (0.02)      $     --
   From discontinued operations .................................            --             --             --             --
                                                                       --------       --------       --------       --------
       (Loss) income per common share ...........................      $  (0.02)      $     --       $  (0.02)      $     --
                                                                       ========       ========       ========       ========

Number of shares used in calculation of (loss) income per share,
   Basic ........................................................        33,841         33,190         33,717         31,676
                                                                       ========       ========       ========       ========
   Diluted ......................................................        33,841         33,190         33,717         31,991
                                                                       ========       ========       ========       ========

                                                               -5-

                                  ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                                  (UNAUDITED)

                                                                                          DECEMBER 31,    MARCH 31,
                                                                                             2007           2007
                                                                                           --------       --------
ASSETS
Current assets:
   Cash and cash equivalents ........................................................      $  1,085       $  1,057
   Certificate of deposit ...........................................................           368            504
   Accounts receivable, net of allowance for doubtful accounts of $119 and $117 at
    December 31 and March 31, 2007, respectively ....................................         2,415          2,530
   Note receivable ..................................................................            --             14
   Prepaid and other current assets .................................................           592            766
                                                                                           --------       --------
     Total current assets ...........................................................         4,460          4,871

   Property and equipment, net ......................................................           807            691
   Goodwill .........................................................................        11,206         11,206
   Intangible assets, net ...........................................................         1,428          1,556
   Other assets .....................................................................            14             14
                                                                                           --------       --------
     Total assets ...................................................................      $ 17,915       $ 18,338
                                                                                           ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long term debt ................................................      $     95       $    143
   Accounts payable trade ...........................................................         1,270          1,169
   Accrued liabilities ..............................................................         1,038          1,119
   Current portion of capital lease liabilities .....................................           117             45
   Deferred revenue .................................................................         1,572          1,483
                                                                                           --------       --------
     Total current liabilities ......................................................         4,092          3,959

Long term debt, less current maturities, net of discount and beneficial conversion
   feature of $842 and $993, at December 31 and March 31, 2007, respectively ........         7,504          7,406
Capital lease liabilities, less current maturities ..................................           287            223
Deferred tax liability ..............................................................           363            299
                                                                                           --------       --------
     Total liabilities ..............................................................        12,246         11,887
                                                                                           --------       --------

SHAREHOLDERS' EQUITY:
 Preferred stock series A & B, 10,000,000 shares authorized:
  Series A preferred stock, $.001 par value, 105,000 and 115,000 shares issued and outstanding, liquidation preference of $1,050,000 and $1,150,000 at
   December 31 and March 31, 2007 ...................................................            --             --
  Series B preferred stock, $.001 par value, 59,500 shares issued and outstanding,
   liquidation preference of $595,000 ...............................................            --             --
 Common stock, $.001 par value 100,000,000 shares authorized 35,276,228 and
   35,017,843 issued at December 31 and March 31, 2007, respectively ................            35             35
  Additional paid-in capital ........................................................        46,673         46,614
  Accumulated deficit ...............................................................       (39,631)       (38,790)
  Less:  1,432,412 treasury shares at cost ..........................................        (1,408)        (1,408)
                                                                                           --------       --------
     Total shareholders' equity .....................................................         5,669          6,451
                                                                                           --------       --------
     Total liabilities and shareholders' equity .....................................      $ 17,915       $ 18,338
                                                                                           ========       ========

                                                     -6-